UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2020

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Laura R. Yu has notified Manitex International, Inc. (the “Company”) of her intention to resign from her position as Senior Vice President and Chief Financial Officer of the Company, effective October 2, 2020. Ms. Yu’s resignation was for personal reasons and is not the result of any disagreement with respect to the Company’s operations, policies or practices. Ms. Yu has agreed to remain with the Company in a consulting role following the effective date of her resignation in order to ensure an orderly transition of her duties.

On September 16, 2020, the Company appointed Sherman Jung as Interim Principal Financial Officer and Interim Principal Accounting Officer of the Company, and promoted him to Senior Vice President of Financial Reporting, effective as of October 2, 2020.

Mr. Jung, 52, has served as Vice President of Financial Reporting of the Company since January 2018. He also served as the Company’s Interim Principal Financial Officer and Interim Principal Accounting Officer from February 2018 to May 2018. Mr. Jung joined the Company in 2013 as Director of Financial Reporting.

There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulation S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Similarly, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Jung.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ Steve Filipov
Name:	Steve Filipov
Title:	Chief Executive Officer

Date: September 17, 2020